Exhibit 99.1
For Immediate Release
Statement from Local.com® Corporation
- Company Reiterates Q3 and Full Year 2010 Guidance and Long-Term Growth Initiatives-
IRVINE, CA, August 4, 2010 — Local.com Corporation (NASDAQ: LOCM), a leading local search site and network, today refuted the loose implications drawn by a recent article about the company published by TheStreetSweeper.org. The company considers the article to have been clearly drafted to advance the interests of certain special interest groups that have taken a position adverse to the long-term growth prospects of the company. To that end, the company is reiterating its Q3 and full year 2010 guidance. The company also reiterated its belief in the company’s long term growth based on its ongoing growth initiatives, including organic and acquisition based growth. In the opinion of management, this article misrepresents and distorts facts not relevant to the company’s current financial position, long-term growth prospects and management policies.
The company, its directors, officers and its employees operate with the highest of ethical standards in promoting and striving to achieve long-term value for its shareholders. The article appears to be issued specifically to cause a decline in the company stock price to support the increase in the short interest in the company stock, and the company plans to report this matter to the Securities and Exchange Commission’s Division of Trading and Markets and Division of Enforcement. The company will take other appropriate action if needed to protect its reputation and that of its management team, board of directors, employees and partners.
The implications made are based on non-connected facts that do not correlate to the company’s operations and appear primarily intent to cast a pall on the company’s achievements over the last 18 months and the value generated for its shareholders as a result. The company reiterates its previously reported Q3 and full year 2010 guidance.
The company will not provide further comment on this matter, but will aggressively pursue its rights with authorities.
About Local.com®
Local.com Corporation (NASDAQ: LOCM) owns and operates a leading local search site and network in the United States. The company uses patented and proprietary technologies to provide over 20 million consumers each month with relevant search results for local businesses, products and services on Local.com and over 800 partner sites. Local.com owns or manages over 40,000 geo-category domain sites, and over 70,000 small business customers use Local.com products and services to reach consumers using a variety of subscription, performance and display advertising and website products. To advertise, or for more information visit: www.local.com.
Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘projects,’ ‘feel’ and similar expressions and phrases, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, our ability to incorporate our local-search technologies, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to grow our business by enhancing our local-search services, including through businesses we acquire, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, our ability to increase the number of businesses that purchase our subscription advertising and other business products, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
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Investor Relations Contact:
Brinlea C. Johnson
The Blueshirt Group
212-551-1453
brinlea@blueshirtgroup.com
Media Relations Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com